Supplemental Schedules 2013 Guidance Update Call August 13, 2013

© 2013 IHS Safe Harbor 2 Statements in this presentation that are not reported financial results or other historical information are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, anticipated trends in our business strategies, future plans, future sales, capital spending, and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management’s current expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this presentation include, but are not limited to, our ability to successfully integrate acquisitions and manage risks associated with changes in demand for our products and services as well as changes in our targeted industries, our ability to develop new products and services, pricing and other competitive pressures, changes in laws and regulations governing our business, and the other factors described under the caption “Risk Factors” in IHS Inc.’s most recent annual report on Form 10-K and Forms 10-Q along with our other filings with the U.S. Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations. -------------- Throughout this presentation, we refer to non-GAAP financial measures intended to supplement our financial statements that are based on U.S. generally accepted accounting principles (GAAP). Examples of non-GAAP measures include EBITDA, “Adjusted EBITDA,” and “Adjusted EPS.” Definitions of our non-GAAP measures, as well as reconciliations of comparable GAAP measures to non-GAAP measures, are provided with the schedules to our quarterly earnings releases, or in the case of Adjusted EPS, with our most recent guidance update. Our most recent non-GAAP reconciliations for EBITDA and Adjusted EBITDA were furnished as an exhibit to a Form 8-K on June 20, 2013, and for Adjusted EPS are included herein and furnished as an exhibit to a Form 8-K on August 13, 2013, both of which are available on our website (www.ihs.com).

New Methodology for Calculating Adjusted EPS

The per share amounts presented below, from earnings per diluted share to adjusted earning per diluted share – prior methodology, have not been changed from the amounts previously reported.

	2013		2012				2011			
	Q1	Q2	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Per share amounts:										
Earnings per diluted share	**$0.37**	**$0.65**	**$0.35**	**$0.66**	**$0.66**	**$0.69**	**$0.49**	**$0.61**	**$0.62**	**$0.34**
Stock-based compensation expense	0.39	0.34	0.33	0.26	0.30	0.29	0.22	0.19	0.22	0.22
Restructuring charges	0.05	0.03	0.07	0.04	0.01	0.05	-	0.01	-	0.01
Acquisition-related costs	0.02	0.02	0.01	0.01	0.02	0.01	0.03	0.02	0.02	0.02
Discrete pension expense	-	-	-	-	-	0.17	0.01	0.01	0.01	0.40
Loss on sale of assets	0.01	-	-	-	-	-	-	-	-	-
Impairment of assets	0.02	-	-	-	-	-	-	-	-	-
Adjusted earnings per diluted share – prior methodology	**$0.86**	**$1.04**	**$0.77**	**$0.97**	**$0.99**	**$1.21**	**$0.74**	**$0.83**	**$0.87**	**$0.99**
Amortization related to acquired intangible assets [1]	0.22	0.22	0.18	0.21	0.21	0.21	0.13	0.15	0.17	0.20
Adjusted earnings per diluted share – new methodology	**$1.08**	**$1.26**	**$0.94**	**$1.18**	**$1.20**	**$1.42**	**$0.87**	**$0.98**	**$1.04**	**$1.19**

[1] Amortization expense related to acquired intangible assets comprises 100% of our previously reported amortization expense, and is reflected above to present the new methodology for calculating Adjusted EPS.

Note: Amounts may not sum due to rounding

© 2013 IHS

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© 2013 IHS Impacts to 2013 Adjusted EPS Guidance Adjusted EPS prior guidance – prior methodology $4.23 - $4.43 Methodology Adjustments: Amortization related to acquired intangible assets 1 $0.90 Guidance Updates: Change in Adjusted EBITDA, depreciation, and interest expense ($0.15) Q3 2013 one-time transaction financing fees ($0.05) Dilution from incremental share issuance ($0.04) Adjusted EPS guidance – new methodology $4.75 - $5.00 4 1 Amortization adjustment to reflect the new Adjusted EPS methodology and is based on IHS forecasted amortization related to acquired intangible assets (excluding R.L. Polk). This schedule reconciles the prior Adjusted EPS guidance under the prior methodology to the updated Adjusted EPS guidance reflecting the methodology change for the add back of amortization related to acquired intangible assets and updated 2013 guidance.

© 2013 IHS 2013 Guidance 5 2013 Guidance - 8/13/2013 (in millions, except per share data and tax rates) Revenue $1,800 - $1,820 Adjusted EBITDA $540 - $560 Adjusted EPS – new methodology $4.75 - $5.00 Additional Items: Depreciation $54 - $55 Amortization related to acquired intangible assets $110 - $111 Net interest expense $46 - $47 Stock-based compensation expense $153 - $155 Adjusted tax rate 27% - 28% GAAP tax rate 17% - 18% Diluted shares outstanding 67.5 The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events.